SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 22, 2003

Date of Report

(Date of earliest event reported)

RITA Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30959	94-3199149
(Commission File Number)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.

Mountain View, CA 94043

(Address of principal executive offices, with zip code)

(650) 314-3400

(Registrant’s telephone number, including area code)

Item 5.	Other Events and Required FD Disclosure.

On October 20, 2003, RITA Medical Systems, Inc., a Delaware corporation (“RITA”), announced its financial results for the third quarter and nine months ended September 30, 2003. On October 22, 2003, RITA revised its initial press release announcing these financial results to reflect that the press release included a non-GAAP financial measurement. A copy of this revised press release announcing these financial results is attached as Exhibit 99.1 hereto and incorporated by reference herein. The revised press release replaces the press release issued on October 20, 2003.

The Company’s reference to its net use of cash and investments excluding $2.6 million in patent litigation settlement expense in the second quarter of 2003 is a non-GAAP financial measure. Management believes that a review of its net use of cash and investments excluding this item provides an important insight into the Company’s ongoing operating results and trends. The presentation of this additional information is not meant to be considered in isolation or as a substitute for RITA’s financial results prepared in accordance with GAAP.

This information is being filed under Item 5 as well as Item 9 (“Regulation FD Disclosure”) and Item 12 (“Results of Operations and Financial Condition”).

Item 7.	Other Events and Required FD Disclosure.

(c)	Exhibits:

99.1	Press Release of RITA Medical Systems, Inc. dated October 22, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA Medical Systems, Inc.

Date: October 22, 2003	By:	/s/ Donald Stewart

Donald Stewart, Chief Financial Officer and Vice President Finance and Administration

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of RITA Medical Systems, Inc. dated October 22, 2003.